As filed with the Securities and Exchange Commission on November 27, 1996
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          EDISTO RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                            54-0883077
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)


         10375 Richmond Avenue, Suite 300
                  Houston, Texas                               77042
     (Address of Principal Executive Offices)               (Zip Code)

                         1993 DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                               Michael Y. McGovern
                      Chairman and Chief Executive Officer
                          Edisto Resources Corporation
                        10375 Richmond Avenue, Suite 300
                              Houston, Texas 77042
                                (713) - 782-0095
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==========================================  ====================== ================== =====================  ======================
                                                                        Proposed
                                                                        Maximum             Proposed
                                                  Amount to be       Offering Price     Maximum Offering           Amount of
    Title of Securities to be Registered           Registered         Per Share(1)            Price             Registration Fee
==========================================  ====================== ================== =====================  ======================
Common Stock, $0.01 par value per share          50,000 shares          $9.1875             $459,375                $139.20
==========================================  ====================== ================== =====================  ======================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of the Company's Common Stock on the American Stock Exchange on November 22, 1996 pursuant to Rule 457(c).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with general Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 33-74600), as amended, originally filed with the Securities and Exchange Commission (the "Commission") on January 31, 1994, relating to the Registrant's 1993 Director Stock Option Plan, as amended.

Item 8. Exhibits

         EXHIBIT NUMBER                              DESCRIPTION

         4.1* Edisto Resources Corporation 1993 Director Stock Option Plan, as amended on November 7, 1994.

         5.1*                       Opinion of Snell & Smith, P.C.

         23.1* The consent of Snell & Smith, P.C. is included in the opinion filed as Exhibit
                                    5.1 to this Registration Statement.

         23.2*                      Consent of Arthur Andersen LLP.

         24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).
-----------------------
*        Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of November, 1996.

                                         EDISTO RESOURCES CORPORATION


                                         By: /S/ MICHAEL Y. MCGOVERN
                                                 Michael Y. McGovern
                                                 Chairman and Chief Executive
                                                 Officer

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Edisto Resources Corporation (the "Company") hereby constitutes and appoints Michael Y. McGovern and Jerry L. McNeill, or each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                   TITLE                              DATE
/S/ MICHAEL Y. MCGOVERN                     Chairman and Chief Executive                November 25, 1996
Michael Y. McGovern                         Officer (Principal Executive
                                            Officer)

/S/  JERRY L. MCNEILL                       Vice President, Controller and              November 25, 1996
  Jerry L. McNeill                          Chief Accounting Officer (Principal
                                            Financial and Accounting Officer)

/S/ TIMOTHY J. ANDREWS                      Director                                    November 25, 1996
  Timothy J. Andrews

/S/ JOHN G. GRAHAM                          Director                                    November 25, 1996
  John G. Graham

/S/ VERNON T. JONES, SR.                    Director                                    November 25, 1996
  Vernon T. Jones, Sr.

/S/ LEONARD B. ROSENBERG                    Director                                    November 25, 1996
 Leonard B. Rosenberg

                                INDEX TO EXHIBITS

NUMBER                                      DESCRIPTION


4.1* Edisto Resources Corporation 1993 Director Stock Option Plan, as amended on November 7, 1994.

5.1*              Opinion of Snell & Smith, P.C.

23.1* The consent of Snell & Smith, P.C. is included in the opinion filed as Exhibit 5.1 to this Registration Statement

23.2*             Consent of Arthur Andersen LLP.

24.1* Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).
-----------------
*        Filed herewith.